[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Exhibit 10.17

AMENDMENT NO. 1 TO SECOND AMENDED AND RESTATED LICENSING AGREEMENT

This Amendment No. 1 (“Amendment No. 1”) to the Second Amended and Restated Licensing Agreement dated December 30, 2010 (the “Agreement”) by and between Amunix Operating, Inc. (“Licensor”) and Versartis, Inc. (“Licensee”).

WHEREAS, the parties desire to amend the Agreement as set forth in this Amendment No. 1 effective upon the close of Licensee’s Series C financing (the “Amendment No. 1 Effective Date”).

NOW, THEREFORE, in exchange for good and valuable consideration, receipt of which is hereby acknowledged, the parties agree as follows:

1. Definitions. Capitalized terms not otherwise defined in this Amendment No. 1 shall have the same meaning as in the Agreement, as amended hereby.

2. Amendments. The Agreement is hereby amended as follows:

a.	The following new definition of Cover is hereby inserted in the Agreement:

“Cover” (in all its verb and adjectival forms, such as “Covered” and “Covers”) means (a) with respect to Valid Claims in an issued patent, that, in the absence of a license, the use, sale, or manufacture of the product in question would infringe such Valid Claim or (b) with respect to a Valid Claim in a pending application, that, in the absence of a license, the use, offer for sale, sale, importation or manufacture of the product in question would infringe such Valid Claim, should such claims issue in substantially the same form as during its pendency.

b.	The following new definition of Control is hereby inserted in the Agreement:

“Control” “Controls” or “Controlling” means with respect to any Intellectual Property right, the possession of (whether by ownership or license, other than licenses granted pursuant to this Agreement) or the ability of a Party to grant access to, or a license or sublicense of, such right as provided for herein (a) without violating the terms of any agreement or other arrangement with any third party existing as of the first time such Intellectual Property right is within the license (or sublicense) granted to the other Party hereunder or (b) [*]. Notwithstanding anything to the contrary in this Agreement, the following shall not be deemed to be Controlled by Licensor: (1) any Intellectual Property right owned or licensed by any third-party entity merging or consolidating with or acquiring Licensor where such third-party entity is

1.

the successor in interest to Licensor (the “Licensor Successor Entity”) immediately prior to the effective date of such merger, consolidation or acquisition, and (ii) any Intellectual Property right that any Licensor Successor Entity subsequently develops without practicing or otherwise using the rPEG Licensed IP.

c.	Section 1.6 of the Agreement is hereby deleted in its entirety and replaced by the following:

1.6 “Covered Product” means a specific composition of matter that: (a) consists of a specific set of modifications to a single Selected Target, including without limitations deletions, substitutions, fusions or fragments of such Selected Target to which an rPEG molecule has been attached, (b) is created using or otherwise Covered by the rPEG Licensed IP, and (iii) is selected by Licensee for clinical development by Licensee or a sub-licensee of Licensee.

d.	The following new definition of Field is hereby inserted in the Agreement:

“Field” means all therapeutic applications in humans, including the diagnosis, treatment and prevention of disease, in all indications and forms of administrations in humans.

e.	Section 1.10 of the Agreement is hereby deleted in its entirety and replaced by the following:

1.10 “Licensed Patents” means (i) those United States and international patents and applications listed on Attachment A attached hereto, which Attachment A shall be updated from time to time by Licensor to include the patents and patent applications which are described in clause (ii) below, (ii) any other patents or patent applications Controlled by Licensor which claim rPEG molecules, Targets attached to an rPEG molecule, or methods to make and use Targets attached to an rPEG molecule, (iii) any and all applications related to any of the foregoing, including, without limitation, any continuations, continuations in part and divisions, (iv) and any patents issuing from any of the foregoing including, without limitation, reissues, registrations, reexamination certificates and extensions, as well as any patent applications and patents claiming a priority to any of the foregoing, and exclusivity periods and the like of any such patents and patent applications, and (v) any and all foreign counterparts related to any of the foregoing or any subject matter thereof. Notwithstanding the foregoing, Licensed Patents shall exclude all patents and patent applications claiming any product incorporating growth hormone (or any analog or homolog thereof) intended solely for veterinary indications.

f.	Section 1.18 of the Agreement is hereby deleted in its entirety and replaced by the following:

1.18 “rPEG Technology” means all materials, know-how, and other proprietary technology with respect to rPEG, Targets to which an rPEG molecule has been attached, or methods to make and use rPEG and attached Targets.

g.	Section 1.19 of the Agreement is hereby deleted in its entirety and replaced by the following:

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

2.

1.19 “rPEG Licensed IP” means collectively: (a) the Licensed Patents to the extent claiming the rPEG Technology and (b) Know-how, in each case Controlled by Licensor.

h.	Section 1.21 of the Agreement is hereby deleted in its entirety and replaced by the following:

1.21 “Target” means any human protein or human peptide (or human homolog or amino acid fragment variant of such protein) with a specified biological activity (e.g., agonist or antagonist).

i.	Section 2.5 of the Agreement is hereby deleted in its entirety and replaced by the following:

2.5 Exclusivity and Licenses.

(a) Grant of Rights. Licensee is hereby granted a worldwide, exclusive, irrevocable (except as set forth in Section 5.2, below), sub-licensable right and license under the rPEG Licensed IP to research, develop, make, have made and use Covered Products and to make, have made, use, sell, offer for sale, import, export, and otherwise fully exploit up to four specific Marketed Products in the Field. For purposes of clarification, Licensee shall not have any rights to the rPEG Licensed IP except as set forth in this Section 2.5 and in each case subject to Section 2.7, below. The foregoing grant of rights shall be subject to: (i) the retained rights of the U.S. Government under 35 U.S.C. §200 et seq. and 37 C.F.R. §401, if any, and (ii) an obligation under 35 U.S.C. §204, if applicable, that Covered Products and Marketed Products be manufactured substantially in the United States, unless Licensee obtains a waiver from the appropriate federal agency.

j.	Section 4.1 of the Agreement is hereby deleted in its entirety and replaced by the following:

4.1 Prosecution.

(a) Control. For purposes of this Section, the party controlling the filing, prosecution and maintenance of the Licensed Patent shall be the “Prosecuting Party.” Until Acquisition of Licensee by an Acquirer (the “Pre-Acquisition Period”) and as between the parties hereto, Licensor shall have the sole right to act as the Prosecuting Party with respect to all Licensed Patents. Notwithstanding the foregoing, if during the Pre-Acquisition Period Licensor determines to abandon prosecution, or not to pay any applicable maintenance fee, with respect to any Licensed Patent that is primarily applicable to a Covered Product, either in its entirety or in any particular jurisdiction, it will give Licensee such advance written notice of such determination as is reasonably practicable (but no less than [*] advance notice). In such event, Licensee may, by written notice to Licensor, elect to continue the prosecution and maintenance of such Licensed Patent at Licensee’s sole expense and in such event shall be the Prosecuting Party therefor. For clarity, Licensed Patents that are “primarily applicable” to a Covered Product are those patents and applications with claims that Cover a Covered Product and/or Marketed Product in the Field. Licensor shall have the right to file and prosecute applications and patents, including divisionals of Licensed Patents, that [*], and such application and patents [*].

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

3.

(b) Cooperation and Right to Review and Comment. For purposes of this Article 4, references to a party’s right of review and comment shall mean in each case that the Prosecuting Party shall consult with the other party in good faith regarding the preparation, filing, prosecution, and maintenance of the applicable Patents. The other party agrees to cooperate with Prosecuting Party in the prosecution and maintenance of the Licensed Patents, by disclosing such information as may be necessary and by promptly executing such documents as the Prosecuting Party may reasonably request to effect such efforts. The Prosecuting Party shall provide the other party, upon request, with copies of all official actions and other communications received by the Prosecuting Party or its patent counsel, or submitted by the Prosecuting Party or its patent counsel, from or to the United States Patent and Trademark Office (and corresponding foreign authorities) with respect to the Licensed Patents that are primarily applicable to a Covered Product. The Prosecuting Party shall consult with the other party in good faith regarding the preparation, filing, prosecution, and maintenance of the Licensed Patents that are primarily applicable to a Covered Product for which the Prosecuting Party is responsible, including the conduct of interferences, derivation proceedings, reissues, reexaminations, the defense of oppositions, post-grant reviews, inter partes reviews, and other similar proceedings with respect to such Licensed Patents. Without limiting the foregoing, the Prosecuting Party will timely provide the other party with a copy of any proposed patent application within the Licensed Patents that are primarily applicable to a Covered Product for which it is responsible and any response or submission to any patent office at least [*] prior to the filing or response deadline and will consider in good faith all comments made by the other party with respect to such draft response or submission. To that end, the Prosecuting Party will keep the other party reasonably informed of the status of the Licensed Patents that are primarily applicable to a Covered Product for which the Prosecuting Party is responsible, including, without limitation: (A) by providing copies of all material communications received from or filed in patent office(s), or received from or sent to foreign attorneys, with respect to such filing, (B) by providing a status report at least annually and (C) by providing, prior to taking or failing to take any action that would materially affect the pendency of any such filing, written notice at least [*] in advance of such proposed action or inaction so that the other party has a reasonable opportunity to review and comment. The parties each agree to enter into a reasonable commonality of interest agreement if deemed advisable by their respective patent counsel. The reference to “business days” means Monday through Friday, unless such day is a national holiday.

(c) Filing, Prosecution and Maintenance Costs. Except as set forth herein, for so long as Licensor is the Prosecuting Party for any Licensed Patent, Licensee will reimburse the Licensor for: (i) 100 percent of the reasonable filing, prosecution and maintenance costs with respect to Licensed Patents that are primarily applicable to the Covered Products and (ii) [*] percent of the reasonable filing, prosecution and maintenance costs for all other Licensed Patents. As of the Effective Date, the Licensed Patents that are primarily applicable to the Covered Products include those Licensed Patents listed on Attachment C hereto. All reimbursements under this Subsection shall be made within [*] from receipt of invoice setting forth in reasonable detail the services provided. Upon Acquisition by an Acquirer (i.e. after the Pre-Acquisition Period), the reimbursement obligations of the Licensee under this Section will terminate.

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

4.

(d) Prosecution Following Acquisition. After the Pre-Acquisition Period, Acquirer shall have the right, exercisable on [*] advance notice to Licensor, to assume the role of Prosecuting Party for the filing, prosecution and maintenance of the Licensed Patents primarily applicable to a Covered Product or Marketed Product in the Field, pursuant to which Acquirer has obtained rights by virtue of the Acquisition, at Acquirer’s expense and using counsel selected by Acquirer and notified to Licensor, in which case Licensor shall promptly transfer or caused to be transferred to Acquirer or its designee all files related thereto. If thereafter, Acquirer determines to no longer so file, prosecute or maintain any such Licensed Patent it shall provide Licensor such advance written notice of such determination as is reasonably practicable (but no less than [*] advance notice), in which case Licensor shall have the right, at its sole expense, to assume the role of Prosecuting Party with respect to such Licensed Patent and Acquirer shall promptly transfer or caused to be transferred to Licensor or its designee all files related thereto and shall have no further rights thereto hereunder. Acquirer’s rights under this subsection (d) shall be subject to Licensor’s right to review and comment under Section 4.1(b), above. In furtherance of the foregoing requirements, Licensor and Acquirer shall enter into a reasonable commonality of interest agreement if deemed advisable by their respective patent counsel.

k.	Attachment A to the Agreement is hereby deleted in its entirety and replaced with Attachment A to this Amendment No. 1.

l.	Attachment C to this Amendment No. 1 is hereby added to the Agreement.

3. No other amendments. No amendments are made other than those expressly set forth in this Amendment No. 1, and all provisions of the Agreement unaffected by this Amendment No. 1 remain in full force and effect. In the event of a conflict between the Agreement and this Amendment No. 1, this Amendment No. 1 shall control.

4. Entire Agreement. This Amendment No. 1 sets forth the entire agreement and understanding between the Parties with respect to the amendment of the Agreement, and supersedes all previous agreements, promises, representations, understandings and negotiations, whether written or oral, between the Parties, with respect to the amendment and addition of the same.

5. Governing Law. This Amendment No. 1 shall be governed by the Laws of the State of California, without reference to conflict of laws principles.

6. Counterparts. This Amendment No. 1 may be executed in two or more counterparts, each of which shall constitute an original, and all of which together shall constitute a single instrument.

[Signature page follows]

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

5.

IN WITNESS WHEREOF, each party by its designated authority has executed this Amendment No. 1 effective as of the Amendment No. 1 Effective Date.

AMUNIX OPERATING, INC.		VERSARTIS, INC.

By:	/s/ Willem Stemmer	By:	/s/ Jeffrey L. Cleland
Name: Willem Stemmer Title: CEO		Name: Jeffrey L. Cleland Title: CEO

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

6.

Attachment A – Licensed Patents

WSGR Ref. No.	Case Type	Country	Application No.	Filing Date	Patent No. / Publ. No.	Pat. Date / Publ. Date	Title
[*]

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

7.

Attachment C – Licensed Patents Primarily Applicable to Covered Products

WSGR Ref. No.	Case Type	Country	Application No.	Filing Date	Pat. No. / Publ. No.	Pat. Date / Publ. Date	Title
[*]

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

8.